UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington DC 20549

                             _____________________


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         Date of Report: June 14, 2004

                               REII INCORPORATED
                        (Formerly Bap Acquisition Corp.)

            ________________________________________________________
              Exact name of registrant as specified in its charter



Delaware                        21-16563-B                      51-0373976
________                        __________                      ___________

(State or other Jurisdiction   (Commission                      (IRS Employee
of Incorporation)               File number)                 Identification No.)

                   1051 Fifth Avenue North, Naples, FL 34102
                   __________________________________________
               (Address of Principal Executive Office) (Zip Code)


                                 (239) 261-3396
                           _________________________
                         (registrant's Telephone Number
                              Including Area Code)

Item 1. N/A

Item 2.     Disposition of Assets

On June 14, 2004, REII Incorporated (the "Company") disposed of One (1) residential building held for investment purposes.

Naples Inc.

        The total selling price of the one residential building is follows:

        4603 Orchard Lane. Naples FL            $88,000.00
                                                ----------
        Gross Sales prices                      $88,000.00

        Cost of Sales Action (Commission,
        Incentive, Repairs)                     $ 1,911.03
                                                ----------
        Net Income from Sale                    $86,088.97

        The Historical value of this property as carried on the company's books was 55,000.00 thereby showing a net profit on this transaction of $31,088.97.

The income from this sale will be used to reduce company debt.

                                   SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized

Dated June 14, 2004

REII INCORPORATED

by /s/ Garfield Ricketts                        by /s/ Una M. Ricketts
------------------------                        ----------------------
Garfield Ricketts-President                     Una M. Ricketts Secretary/
                                                        Treasurer